UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

___________________________________________________________

QMED, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11411	22-2468665
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

25 Christopher Way
Eatontown, New Jersey 07724
(Address of Principal Executive Offices) (Zip Code)

(732) 544-5544
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Failure to Satisfy a Continued Listing Rule or Standard.

On December 18, 2007, QMed, Inc. (the “Company”) received a Nasdaq Staff Deficiency Letter from Nasdaq, on which the Company’s common stock is listed (“Nasdaq”). The letter indicated that for the last 30 business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement of Nasdaq for continued listing set forth in Marketplace Rule 4350(c)(4). The Letter also stated that the Company had been provided a cure period by Nasdaq until June 16, 2008 in order for the Company to become compliant again with Nasdaq’s Marketplace Rules.

If the Company has not regained compliance by the end of the cure period, Nasdaq rules require its staff to determine whether the Company meets the Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4350(c), except for the bid price requirement. According to the Letter, if at that time the Company meets the initial listing criteria, the Nasdaq staff will notify the Company that it will be granted an additional 180 calendar day compliance period. However, if the Company is not eligible for an additional compliance period, the Nasdaq staff will provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Listing Qualifications Panel.

The Letter and a related press release of the Company are furnished as Exhibits 99.1 and 99.2, respectively, to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits
99.1	Nasdaq Staff Deficiency Letter to the Company dated December 18, 2007 concerning requirements for continued listing of securities of the Company.
99.2	Press Release of the Company dated December 20, 2007 concerning the Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QMED, INC.

By: /s/ William T. Schmitt, Jr.

William T. Schmitt, Jr.

Senior Vice President, Treasurer

& Chief Financial Officer

Date:	December 26 , 2007